EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement of Genesys S.A. on Form S-8 pertaining to the Amended and Restated Genesys Stock Incentive Plan and to the incorporation by reference therein of our report dated May 12, 2003 relating to the consolidated financial statements of Genesys S.A., which appears in the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 15, 2003.

Montpellier, July 22, 2003


Ernst & Young Audit

/s/ Antoine Peskine
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Antoine Peskine